EXHIBIT 5.1

[LETTERHEAD]

March 21, 2001

Micromuse Inc.
139 Townsend Street
San Francisco, California 94107

Ladies and Gentlemen:

We have assisted in the preparation by Micromuse Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-3, filed with the Securities and Exchange Commission on October 17, 2000, relating to the sale by certain selling stockholders (the "Selling Stockholders") of up to 142,850 shares of the Company's common stock, par value $.01 per share, and the Post-Effective Amendment thereto (the "Registration Statement") relating to the sale by the Selling Stockholders of up to an additional 142,850 shares of the Company's common stock received by such Selling Stockholders in accordance with the 2-for-1 split of the common stock effected on December 5, 2000 (collectively, with the shares registered on October 17, 2000, the "Shares").

We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as copies thereof. Based upon and subject to the forgoing, we are of the opinion that the Shares are legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulations S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Stockholders of the Shares.

                                            Very truly yours,


                                        /s/ BROBECK, PHLEGER & HARRISON LLP
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                                            BROBECK, PHLEGER & HARRISON LLP